FOR IMMEDIATE RELEASE

                                             CONTACT:      Roy Estridge. EVP/CFO

                                                         Valley Commerce Bancorp

                                                                  (559) 622-9000



VALLEY COMMERCE BANCORP REPORTS RECORD EARNINGS FOR THIRD QUARTER 2006

VISALIA, Calif., October 16, 2006/ -- President and CEO Don Gilles today announced that Valley Commerce Bancorp, the bank holding company of Valley Business Bank, earned consolidated third quarter net income of $817,000, which represented the Company's highest quarterly earnings total in its ten-year history. The Company earned $.34 per diluted share for the quarter. In addition, the Company's assets reached a record total of $263 million at the end of the quarter.

"Our team takes great pride in presenting these third quarter results to our shareholders," stated Gilles. "They provide a great kickoff to our annual strategic planning efforts which focus on future growth and profitability."

Third quarter 2006 earnings were up by 35% compared to the $603,000 or $.26 per diluted share achieved in the third quarter of 2005. The Company's consolidated total assets grew to $263 million at September 30, 2006, a $43 million or 20% increase over September 30, 2005.

For the nine months ended September 30, 2006 the Company's consolidated net income totaled $2.2 million or $.97 per diluted share, compared to $1.5 million or $.63 per diluted share achieved in the comparable 2005 period. All per share data has been adjusted for the 5% stock dividend issued in May 2006. The annualized returns on average assets for the nine-month periods ended September 30, 2006

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and 2005 were 1.25% and 0.96%, respectively, while the annualized returns on average equity were 12.85% and 9.54%, respectively.

At September 30, 2006, net loans totaled $181 million, a $36 million or 25% increase over the September 30, 2005 total of $145 million. Total deposits at September 30, 2006 totaled $197 million, a $23 million or 13% increase over the September 30, 2005 total of $174 million.

Net interest income for the three- and nine-month periods ended September 30, 2006 was $2.9 million and $8.4 million, respectively, compared to $2.6 million and $7.0 million for the comparable 2005 periods. Third quarter 2006 net interest income was 11% higher than the prior year due to greater volumes of interest-earning assets. The Company's net interest margin on a fully tax equivalent basis for the third quarter of 2006 was 5.10% compared to 5.46% for the third quarter of 2005. The third quarter net interest margin decreased from the prior year due to rising costs of deposits and other funding sources. On a year to date basis, the Company's net interest margin was 5.32% for the 2006 period compared to 5.10% for the 2005 period. The improvement noted for the nine-month period resulted from higher asset yields, primarily on loans, due to the six one-quarter point increases in the Federal funds rate since September 2005.

The allowance for loan losses totaled $1.7 million or 1.0% of total loans at September 30, 2006. This compared to $1.8 million or 1.2% of total loans at September 30, 2005 and $1.8 million or 1.2% at December 31, 2005. Based upon management's assessment of the adequacy of the allowance for loan losses and strong credit quality of the loan portfolio, no loan loss provision has been recorded during 2006. Loan loss provisions for the three- and nine-month periods ended September 30, 2005 were $157,000 and $369,000, respectively.

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The Company's net loan charge-offs for the nine-month periods ended September
30, 2006 and 2005 were $21,000 and $1,000, respectively.

The Company had no non-performing assets at September 30, 2006 compared to non-performing assets of $21,000, or 0.01% of total loans, at December 31, 2005, and $24,000 or 0.02% of total loans, at September 30, 2005. Non-performing assets at December 31, 2005 and September 30, 2005 were comprised entirely of nonaccrual loans.

Non-interest income during the three- and nine-month periods ended September 30, 2006 totaled $280,000 and $688,000, respectively. Non-interest income for the same periods in 2005 was $250,000 and $715,000, respectively. Non-interest income for the second quarter of 2006 included a $53,000 loss from the sale of investment securities.

Non-interest expense during the three- and nine-month periods ended September 30, 2006 totaled $1.9 million and $5.7 million, respectively. Non-interest expense for the same periods in 2005 was $1.7 million and $5.0 million, respectively. The increase in non-interest expense was due primarily to increased employee costs associated with the Company's growth.

Valley Commerce Bancorp had 2,215,765 shares of common stock outstanding at September 30, 2006. The balance of stockholders' equity increased from $21.4 million at September 30, 2005 to $24.5 million at September 30, 2006 due primarily to the retention of earnings during the 12 month period which totaled $2.9 million. The book value per share was $11.06 at September 30, 2006, compared to $9.78 at September 30, 2005. All per share data has been adjusted for the 5% stock dividend issued in May 2006.

Valley Business Bank celebrated completion of its tenth year of operations in April 2006. Valley Business Bank has branch offices in Visalia, Fresno, Woodlake, and Tipton, and a loan production office in Tulare.

OTHER INFORMATION:
Valley Commerce Bancorp stock trades on NASDAQ's Over The Counter Bulletin Board under the symbol VCBP. Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp, is a commercial bank that commenced operations in 1996 under the name Bank of Visalia. Valley Business Bank operates through Business Banking Centers in Visalia and Fresno and has branch offices in Woodlake and Tipton. The Bank also operates a loan production office in Tulare. Additional information about Valley Business Bank is available from the Bank's website at http://www.valleybusinessbank.net.
---------------------------------

FORWARD-LOOKING STATEMENTS: In addition to historical information, this release includes forward-looking statements, which reflect management's current expectations for Valley Commerce Bancorp's future financial results, business prospects and business developments. Management's expectations for Valley Commerce Bancorp's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. The forward-looking statements contained herein represent management's expectations as of the date of this release. Valley Commerce Bancorp undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


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

Condensed Consolidated
Balance Sheet
(in Thousands) (Unaudited)                                   As of September 30,                As of December 31,
                                                             2006            2005             2005             2004
                                                             ----            ----             ----             ----
Assets
Cash and Due from Banks                            $       12,914   $      12,060    $      17,733    $       9,036
Federal Funds Sold                                             --           3,865            1,885           17,750
Available-for-Sale Investment Securities                   56,803          51,646           50,391           38,099
Loans (net)                                               180,792         144,950          149,991          114,834
Bank Premises and Equipment (net)                           1,643           1,134            1,223            1,034
Cash Surrender Value of Bank Owned
   Life Insurance                                           5,874           2,755            2,781            2,677
Other Assets                                                4,976           3,493            4,007            2,577
--------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                       $      263,002   $     219,903    $     228,011    $     186,007
--------------------------------------------------------------------------------------------------------------------

Liabilities & Equity
Non-Interest Bearing Deposits                      $       67,696   $      69,766    $      75,419    $      58,394
Interest Bearing Checking                                  72,368          61,981           63,549           54,689
Time Deposits                                              57,408          42,533           53,613           43,341
--------------------------------------------------------------------------------------------------------------------
Total Deposits                                            197,472         174,280          192,581          156,424
Short-Term Debt                                            27,756          10,955
Long-Term Debt                                              8,796           9,186            9,140            9,322
Junior Subordinated Deferrable Interest
   Debentures                                               3,093           3,093            3,093            3,093
Other Liabilities                                           1,370             959            1,288              835
--------------------------------------------------------------------------------------------------------------------
Total Liabilities                                         238,487         198,473          206,102          169,674
Shareholders' Equity                                       24,515          21,430           21,909           16,333
--------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES & EQUITY                         $      263,002   $     219,903    $     228,011    $     186,007
--------------------------------------------------------------------------------------------------------------------

Condensed Consolidated
Statement of Income                                           Three Months Ended               Nine Months Ended
(in Thousands except share data) (Unaudited)                     September 30,                    September 30,
                                                             2006            2005             2006             2005
                                                             ----            ----             ----             ----

Interest Income                                    $        4,431   $       3,344    $      12,212    $       8,846
Interest Expense                                            1,548             706            3,766            1,856
--------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                         2,883           2,638            8,446            6,990
   Provision for Loan Losses                                   --             157               --              369
--------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                                2,883           2,481            8,446            6,621

Non-interest Income                                           280             250              688              715
Non-interest Expenses                                       1,892           1,741            5,730            4,963
--------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                  1,271             990            3,404            2,373
Income Taxes                                                  454             387            1,194              920
--------------------------------------------------------------------------------------------------------------------

NET INCOME                                         $          817   $         603    $       2,210    $       1,453
--------------------------------------------------------------------------------------------------------------------
                                                   $         0.35   $        0.28    $        1.01    $        0.67
EARNINGS PER SHARE - BASIC*
--------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE - DILUTED*                      $         0.34   $        0.26    $        0.97    $        0.63
--------------------------------------------------------------------------------------------------------------------

SHARES OUTSTANDING - END OF PERIOD*                         2,216           2,192            2,216            2,192
--------------------------------------------------------------------------------------------------------------------
*All share and earnings per share data have been restated for a 5% stock dividend issued in May 2006.

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